UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2022
Artisan Partners Asset Management Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35826	45-0969585
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)
875 E. Wisconsin Avenue, Suite 800
Milwaukee, WI 53202
(Address of principal executive offices and zip code)

(414) 390-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	APAM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                             Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
(a)    The 2022 annual meeting of stockholders of Artisan Partners Asset Management Inc. (the “Company”) was held on June 2, 2022.
(b)    The results of the matters submitted to a stockholder vote at the annual meeting were as follows:
1.    Election of Directors: Each of the eight nominees was re-elected.

Nominees	For	Withheld	Broker Non-Votes
Jennifer A. Barbetta	63,789,545	2,046,411	6,616,661
Matthew R. Barger	64,978,411	857,545	6,616,661
Eric R. Colson	65,162,750	673,206	6,616,661
Tench Coxe	63,408,236	2,427,720	6,616,661
Stephanie G. DiMarco	65,156,267	679,689	6,616,661
Jeffrey A. Joerres	63,391,178	2,444,778	6,616,661
Saloni S. Multani	64,582,678	1,253,278	6,616,661
Andrew A. Ziegler	65,139,388	696,568	6,616,661

2.    Advisory Vote on Compensation of Named Executive Officers: Approved.

For	Against	Abstain	Broker Non-Votes
49,176,810	16,485,881	173,265	6,616,661

3.    Advisory Vote on Frequency of Executive Compensation Advisory Vote: Every One Year.

1 year	2 years	3 years	Abstain
62,884,882	70,940	2,741,981	138,153

4.    Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2022: Ratified.

For	Against	Abstain
70,102,743	2,275,131	74,743

For more information about the foregoing proposals and annual meeting, see the Company’s proxy statement dated April 18, 2022.
(d) Our board of directors currently intends to hold an executive compensation advisory vote every year.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2022

Artisan Partners Asset Management Inc.

By:	/s/ Sarah A. Johnson
Name:	Sarah A. Johnson
Title:	Executive Vice President, Chief Legal Officer and Secretary